UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 12, 2005

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Winn-Dixie Stores, Inc. and its subsidiaries (the “Company”) is required to file monthly operating reports with the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) pursuant to the U.S. Trustee’s Operating Guidelines and Financial Reporting Requirements for Chapter 11 cases. On April 12, 2005, the Company filed its monthly operating report (“MOR”) for the period from February 22, 2005 to March 9, 2005 (a period of 16 days) with the U.S. Trustee, a copy of which is furnished as Exhibit 99.1.

The Company cautions readers not to place undue reliance upon the information contained in the MOR. The MOR contains financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The MOR is in a format agreed to between the debtors and the U.S. Trustee and should not be used as a basis for making investment decisions regarding the Company’s securities. The MOR contains information for periods which are shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the MOR may not be indicative of the Company’s financial condition or operating results for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act, and readers are cautioned to refer to the Company’s Exchange Act filings.

Certain of the information contained in the MOR may be considered forward-looking statements under the federal securities laws. These forward-looking statements are subject to various assumptions regarding the Company’s operating performance and other matters that may not be realized and are subject to certain risks and uncertainties. Actual results for the periods reflected in the Company’s Exchange Act filings may differ materially from the information contained in the MOR, and the Company undertakes no obligation to update or revise the MOR.

There are a number of factors that could cause the Company’s actual results to differ materially from the expected results contained in the Company’s forward-looking statements. There can be no assurance that the Company’s restructuring will be successful. Risk factors related to its restructuring efforts that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: the Company’s ability to continue as a going concern; court approval of the Company’s motions filed with the bankruptcy court from time to time; the ability of the Company to operate under the terms of the Company’s DIP facility; the ability of the Company to develop, confirm and consummate plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the ability of the Company to obtain and maintain trade credit and shipments and terms with vendors and service providers for current and future orders and to maintain in-stock positions for all of its product offerings; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

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In addition, the Company faces a number of risks with respect to its continuing business operations, including but not limited to: the Company’s ability to execute its strategic initiatives, including asset rationalization, store upgrades, expense reduction, brand positioning and customer service, and to fund its store upgrades and brand positioning initiatives; the Company’s ability to increase sales and market share through the brand-related initiatives being tested in the Company’s lead markets; the Company’s ability to increase capital spending levels in the future to invest in its store base and other capital projects; the Company’s ability to manage its inventory efficiently; and the Company’s response to the entry of new competitors in its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores.

Please refer to discussions of these and other factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended January 12, 2005, and other Company filings with the Securities and Exchange Commission.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and other debt or equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company will be restructured in a manner that will substantially reduce or eliminate any remaining value. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

99.1	Winn-Dixie Stores, Inc. – Chapter 11 Monthly Operating Report to the U.S. Trustee for the period from February 22, 2005 to March 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2005	Winn-Dixie Stores, Inc.

	By:	/s/ PETER L. LYNCH
Peter L. Lynch
President and
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Winn-Dixie Stores, Inc. – Chapter 11 Monthly Operating Report to the U.S. Trustee for the period from February 22, 2005 to March 9, 2005.

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